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                                                          EXHIBIT 99.2


                      Remarks of Peter R. Kann,
                          Chairman and CEO,
                         Dow Jones & Company
                at Investment Community Conferences,
                          December 6, 2000


   I am pleased to be here, along with my colleagues, Gordon Crovitz, head of Electronic Publishing for Dow Jones; Paul Ingrassia, President of Dow Jones Newswires; and Jerry Bailey, our Chief Financial Officer.

    I spoke with many of you only last month, at our company's Fall analyst meeting, so my prepared remarks today will be brief. And I know that Gordon, who spoke at that same meeting, will be brief as well. Then Paul will make a more detailed presentation on Dow Jones Newswires, after which all of us, of course with Jerry, will be pleased to take questions.

   I want now to turn directly to some straight talk about the current advertising environment, and what it means for our near-term results.

   As we've all been hearing in recent days and weeks, there is some definite slowing in the economy as a whole, and a much higher degree of nervousness, and we're seeing that, along with everyone else.

   In our own case, it translates this way: we're announcing today that November advertising linage, or volume, at The Wall Street Journal was down 12% on a per-issue basis. Moreover, we expect December linage to be down about 20% on a per-issue basis, but with two fewer issues and so, in all, down about 30%. For the fourth quarter as a whole, then, we would expect linage down in a high single digit range on a per issue basis, and up in the mid-teens range for the full year 2000.

   Now let me hasten to put that in some context for you:

   First, November 2000 was the second best November The Wall Street Journal has ever had. Last year, November ad linage rose 30.5% on a per issue basis.

   Second, the same general point regarding exceptional comparables applies to December. Linage rose 52.3% last December, including one 32-page ad from IBM that was the largest single advertisement in the history of American newspaper publishing. Excluding sharp declines in tombstone advertising and the one-time effect of that single IBM advertisement, December linage, on a per-issue basis, will be down less than 10%.

   Two other thoughts on what is, and isn't, contributing to these numbers. What is: the sharp fall-off in activity in the IPO market. Financial advertising volume was up 65% last November and 98% last December. Again, the challenge of the current environment is magnified

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by very strong performance a year ago.  What isn't contributing too much: the disappearance of B-to-C dot com advertisements.

   What does this mean for earnings? We had been saying for some months that we expected a 40% EPS gain for this year before special items, which would have translated into 92 cents in the fourth quarter. We now expect, as a result of the advertising softening that I've described, to post between 83 and 86 cents in the fourth quarter.

   That means our EPS gain for this year will be more like 36%-- on top of more than 27% last year.

   Let me now take a minute to talk about 2001 and beyond-about what we foresee, and what we don't foresee.

   We foresee slower growth. We don't currently foresee, or expect, a recession.

   We're planning for flat advertising volume, with some declines in the first half of the year-reflecting continuing tough comparisons-offset by growth in the second half. We would envision some revenue gains at the Journal, stemming from a somewhat larger price increase than in recent years.

   We expect that our results will continue to benefit from our share buy-back program, and see meaningful improvement in the equity line as well, a result of momentum in our investments and joint ventures.

   We remain very optimistic about the growth of The Wall Street
Journal franchise, of our electronic publishing products, and, as our expanded page and color capacity comes on line, about the longer-term growth of the U.S. print Journal itself.

   We still expect to grow earnings and revenues, although, with our budget process not yet complete, we won't go into detail today on what that will mean with any precision. We'll plan to do that with you no later than the release of fourth quarter earnings next month.

   In the meantime, I want to take another couple of minutes this morning to step back from November and December and place the year just past in context.

   A year ago at this time, while announcing those robust gains for November linage, we projected that our EPS gain in 2000 would be 15%. When December 1999 came in much stronger, we raised the bar by sticking with 15% growth over that higher baseline, even as we said that year-over-year linage declines toward the end of this year were likely.

   Again, EPS growth this year hasn't been 15%; it's going to be something like 36%.

   A few more points: A year ago, WSJ.com paid subscriptions were

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330,000.  Today they're more than 500,000.  A year ago we had a plan to expand and promote a new Wall Street Journal Europe. Today, we have a new product-and circulation has risen more than 15%. Last year, we said we would bring our Electronic Publishing businesses to a double-digit revenue growth rate. This year, revenue is up 13%-- with expanded margins. I could go on.

   I recite these figures not to dwell on the past-I know you're not interested in that, and neither are we. In fact, I want to assure you that my colleagues and I remain very much "focused forward," committed to building on the successes of recent years and continuing to produce more value for more customers, and thus building value for our shareholders.

   Our formula for doing so remains consistent and vigorous.

   Our company is defined by, and exceptional in, its focus on quality business content. We have great brands, The Wall Street Journal and Dow Jones itself preeminent among them. And our people are masters of what we call the "chemistry of publishing"-the process of converting this content, and these brands, into value.

   Our products and services today are, by many measures, unequaled in reach. This is particularly true of The Wall Street Journal, which has global expression in print in the U.S. Journal, The Wall Street Journal Europe, The Asian Wall Street Journal, and The Wall Street Journal Americas. In the United States, The Wall Street Journal Sunday and Weekend Journal continue the extension of this franchise to new readers and new advertisers. And, as Gordon will develop in just a moment, WSJ.com is a unique success in online newspaper publishing.

   We believe that significant growth-- and significant value creation-
- lies ahead. Many of our most exciting opportunities are in electronic publishing. In aggregate, including our 50% share of Factiva, these electronic businesses now contribute approximately 20% of total revenues, and are growing at double-digit rates we believe we can sustain.

   Perhaps no business illustrates the leverage of our resources and brands, for the creation of value, as well as Dow Jones Newswires - which, with Paul here, is our featured business this morning. In contrast to its primary competitors, our Newswires business is exclusively in the content business -- the sweet spot of the value chain -- and is not in the distribution or data business. Its branded content enjoys preeminent recognition and reputation, which is re-earned and defended every single day. A vibrant profit center in its own right, growing and innovating, Dow Jones Newswires also supports and draws support from every one of our major businesses, supplying content to The Wall Street Journal worldwide, for example, and in turn drawing on the timely reporting of the Journal's staff as well as its own.

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   Dow Jones Newswires is but one excellent example of our dynamic electronic publishing businesses headed up by Gordon Crovitz, and it is now my pleasure to introduce Gordon.

INFORMATION RELATING TO FORWARD-LOOKING STATEMENTS

These remarks contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, global business, economic and stock market conditions, and the negative impact of economic downturns on advertising sales, in particular, and on sales of the company's products and services; the intense competition the company's products and services face in the markets for financial news and information and advertising revenues from newspapers, specialized magazines, free and paid Internet publications and services, financial television programming and other new media; the company's ability to increase its circulation and advertising revenues from its international print publications, given competition from local publications and from other international publications; the company's ability to achieve its revenues and earnings targets for distribution of its newswires, taking into account the rate of addition of new subscribers outside the U.S. and cancellations of Telerate-related terminals; the company's ability to achieve and maintain a diversified advertising base for its print publications; increased competition in the market for electronic business information and research services and Factiva's ability to increase its market share and revenues in the face of competition from local providers with more local content and from other international providers; wsj.com's ability to increase its revenues in light of its paid subscription model; the company's ability to leverage its brands and develop new and enhanced "vertical" Internet sites and to generate advertising and other revenues from these sites; the amount of user traffic on the company's Internet sites and the pricing of advertising on Internet sites generally; the difficult comparisons the company will face in 2001 in light of the high level of advertising sales revenue achieved at The Wall Street Journal in the past year; the company's ability to limit expenses; adverse developments relating to the company's commitments, contingencies and equity investments; potential delays in expanding the company's newspaper page and color printing capacity; potential increased regulation of on-line businesses; the cost of newsprint; and such other risk factors as may have been or may be included from time to time in the company's reports filed with the Securities and Exchange Commission.